UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2014

SURNA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1780 55th Street, Suite C, Boulder, CO	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-5271

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As reported by Surna Inc. (the “Company”) in its Form 10-Q for the period ended March 31, 2014, on March 31, 2014 the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Hydro Innovations, LLC, a Colorado limited liability company (“Hydro”) and its owners Stephen Keen and Brandy Keen (collectively referred to as “Hydro”) subject to audit and valuation, wherein Surna will acquire 100% of the Membership Interests of Hydro, as well as all assets of Hydro, including all intellectual property, trade names, customer lists, physical properties and any and all leasehold interests.

As set forth in the March 31, 2014 agreement, the total purchase price for Hydro is Five Hundred Thousand Dollars ($500,000) subject to an audit and third party valuation. If the value is less than the purchase price, the purchase price shall be subject to redetermination. The purchase price shall be paid in five equal monthly installments of $50,000 in cash or common stock of Surna, at our sole discretion and a Promissory Note for $250,000.

In connection with the Purchase Agreement Surna entered into an exclusive License Agreement, in perpetuity, for the use of Hydro’s provisional patent pending #61/940578 air conditioning condenser attachment for high efficiency liquid chillers (the “Chiller Patent”), including exploitation of the Trademarked “Heat Shield” brand and any and all other intellectual properties now existing or otherwise created by Hydro. Under the terms of the License Agreement, Hydro will receive a 10% commission on net revenue (defined as gross revenue less directly cost of goods sold and installation costs) derived from the sale and installation from all products using the licensed intellectual property. Upon closing of the Hydro purchase, the License Agreement will be terminated.

Stephen Keen and Brandy Keen each own 17,594,835 shares of common stock representing 17.5% each of the total issued and outstanding shares as of the date of this report. Stephen and Brandy Keen received their shares in the Company in connection with the closing of the merger with Safari Resource Group, Inc. on March 26, 2014.

On July 25, 2014, the Company and the Sellers amended the Purchase Agreement as set forth in a Modification and Amendment to the Membership Interest Purchase Agreement (the “Amendment”). The Amendment modifies the Purchase Agreement as follows:

●	Section 1.6 “Purchase Price” is revised such that the purchase price to be paid to the Sellers is $500,000 payable through: (i) the assumption of a $250,000 Promissory Note on the books and records of Hydro and (ii) a 2-year, $250,000 Promissory Note (the “Note”) to the Sellers, the form of which is attached to the Amendment as Exhibit “A”.

●	Section 1.7. “Closing” is revised to: (i) extend the closing date, (ii) include reference to the Note and (iii) include the obligation of the Sellers to execute an Assignment of Membership Interests, transferring, conveying and delivering the Membership Interests to the Company, the form of which is attached to the Amendment as Exhibit “B”.

●	New Section 1.8 is added to include an effective date of July 1, 2014

●	New Section 1.9 is added to provide for employment contracts for each of Sellers, the forms of which are attached to the Amendment as Exhibits “C” and “D”. As set forth therein, Stephen Keen shall be employed as Vice President of Research and Development for a term of 3 years (subject to early termination) at an annual salary of $96,000. Brandy Keen shall be employed as Vice President of Operations for a term of 3 years (subject to early termination) at an annual salary of $96,000.

Item 2.01 Completion of Acquisition or Disposition of Assets

The transaction described in Item 1.01 closed on July 25, 2014

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1(a)	Modification and Amendment to the Membership Interest Purchase Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2014

SURNA INC.

By:	/s/ Tom Bollich
Tom Bollich, Chief Executive Officer

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